AMENDMENT TO ADMINISTRATION AND SHAREHOLDER SERVICES AGREEMENT

This Amendment, dated as of the 15th day of September, 2008, made by and between Matthews International Funds (the “Trust”) and Matthews International Capital Management, LLC (“Matthews,” and together with the Trust, the “Parties”).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Administration and Shareholder Services Agreement, dated as of August 31, 2004, as amended August 12, 2005, August 11, 2006 and August 31, 2007, by and between the Trust and Matthews (the “Agreement”).

WITNESSETH THAT:

WHEREAS, the Parties originally entered into the Agreement, wherein Matthews agreed to provide certain services to the Trust; and

WHEREAS, the Parties wish to amend the Agreement to provide for the addition of a separate series of the Trust.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.	The addition of the Matthews Asia Small Companies Fund as set forth on the attached amended Exhibit A.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement consisting of one typewritten page, together with the updated Exhibit A, to be signed by their duly authorized officers as of the day and year first above written.

MATTHEWS INTERNATIONAL FUNDS	MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC

By: /s/ William J. Guilfoyle	By: /s/ William J. Hackett
Name: William J. Guilfoyle	Name: William J. Hackett
Title: President	Title: President
Date: September 15, 2008	Date: September 15, 2008

EXHIBIT A

MATTHEWS INTERNATIONAL FUNDS
FUND SCHEDULE

(updated September 15, 2008)

Fund	Effective Date
• Matthews Asia Pacific Fund	August 31, 2004
• Matthews Asia Pacific Equity Income Fund	August 11, 2006
• Matthews Pacific Tiger Fund	August 31, 2004
• Matthews Asian Growth and Income Fund	August 31, 2004
• Matthews Asian Technology Fund	August 31, 2004
• Matthews China Fund	August 31, 2004
• Matthews India Fund	August 12, 2005
• Matthews Japan Fund	August 31, 2004
• Matthews Korea Fund	August 31, 2004
• Matthews Asia Small Companies Fund	September 15, 2008

MATTHEWS INTERNATIONAL FUNDS	MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC

By: /s/ William J. Guilfoyle	By: /s/ William J. Hackett
Name: William J. Guilfoyle	Name: William J. Hackett
Title: President	Title: President
Date: September 15, 2008	Date: September 15, 2008